Exhibit 10.3

AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of August 17, 2023, is entered into among TETRA TECH, INC., a Delaware corporation (the “Company”), TETRA TECH CANADA HOLDING CORPORATION, TETRA TECH UK HOLDINGS LIMITED (formerly known as Coffey UK Limited), TETRA TECH COFFEY PTY LTD (formerly known as Coffey Services Australia Pty Ltd) (each of the foregoing, together with the Company, collectively, the “Borrowers”), Bank of America, N.A., in its capacity as the administrative agent (in such capacity, the “Administrative Agent”), each of the Subsidiary Guarantors party hereto and each of the Lenders (as defined below) party hereto.

RECITALS

A.           The Company, the other Borrowers, the Lenders and the Administrative Agent have entered into a Third Amended and Restated Credit Agreement dated as of October 26, 2022 (as amended, modified, extended, restated, replaced or supplemented from time to time prior to the effectiveness of this Amendment, the “Existing Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (as defined below).

B.            The Subsidiary Guarantors and the Administrative Agent have entered into Subsidiary Guaranties dated as of July 30, 2018 and various Security Instruments.

C.            The Company has advised the Administrative Agent and the Lenders that it desires to amend the Existing Credit Agreement as set forth herein.

D.            Subject to the terms and conditions set forth below, the Administrative Agent and the Lenders have agreed to so amend the Existing Credit Agreement.

In furtherance of the foregoing, the parties agree as follows:

1.             Amendments to Credit Agreement. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Existing Credit Agreement is amended as follows (as so amended, the “Credit Agreement”):

(a)           Section 1.01 is amended to add the following new definitions in the appropriate alphabetical location therein:

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interests of such Person that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a)  mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full in cash of the Loans and all other Obligations ((other than contingent indemnification obligations not then due) and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full in cash of the Loans and all other Obligations ((other than contingent indemnification obligations not then due) and the termination of the Commitments), in whole or in part, (c) provide for the scheduled, mandatory payment of dividends in cash or (d) are or become convertible into, or exchangeable for, Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is 91 days after the latest scheduled maturity date of the Loans and Commitments; provided that if such Equity Interests are issued pursuant to a plan for the benefit of the Company or its Subsidiaries or by any such plan to such officers or employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Permitted Bond Hedge Transaction” means any bond hedge, call or capped call option (or substantively equivalent derivative transaction) relating to the Company’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the Company) purchased by the Company or a Subsidiary thereof in connection with the issuance of any Permitted Convertible Indebtedness and settled in common stock of the Company (or such other securities or property), cash or a combination thereof (such amount of cash and/or shares determined by reference to the price of the Company’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Company; provided that the purchase price of any such Permitted Bond Hedge Transaction, less the proceeds received from the Company from the sale of any substantially concurrently executed Permitted Warrant Transaction, does not exceed the net proceeds received by the Company or a Subsidiary thereof in connection with the issuance of any Permitted Convertible Indebtedness; provided further that the other terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by the Company in good faith).

“Permitted Equity Derivative Payment” means, with respect to the Company or a Subsidiary, as applicable, (a) payment of the premium in respect of any Permitted Bond Hedge Transaction or (b) any payments and/or deliveries required by the terms of any Permitted Warrant Transaction (including, without limitation, by payments and/or deliveries due upon exercise, settlement, unwind or termination of all or portion thereof and/or by set-off against the concurrent settlement, unwind or other termination of all or any portion of any related Permitted Bond Hedge Transaction).

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Company’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the Company) sold by the Company substantially concurrently with any purchase by the Company or a Subsidiary thereof of a Permitted Bond Hedge Transaction, as may be amended in accordance with its terms, and settled in common stock of the Company (or such other securities or property), cash or a combination thereof (such amount of cash and/or shares determined by reference to the price of the Company’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Company; provided that the terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by the Company in good faith).

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

(b)           Each of the definitions of “Disposition”, “Equity Interests”, “Indebtedness”, “Investment”, “Obligations”, “Permitted Convertible Indebtedness”, “Restricted Payment”, “Swap Contract” and “Swap Obligation” set forth in Section 1.01 is amended and restated in its entirety as follows:

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. For the avoidance of doubt, none of (i) the issuance or sale of any Permitted Convertible Indebtedness by the Company, (ii) the issuance or sale or other transfer of any Permitted Warrant Transaction by the Company, (iii) the purchase of any Permitted Bond Hedge Transaction, (iv) the exercise and performance by the Company and/or any Subsidiary thereof of their respective rights and obligations, as applicable, under any Permitted Convertible Indebtedness, any Permitted Warrant Transaction or any Permitted Bond Hedge Transaction, nor (v) any exercise, settlement, termination, disposition or unwind (whether optional or mandatory) of any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, as applicable, shall constitute a “Disposition”.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided that no Permitted Convertible Indebtedness, other debt securities that are or by their terms may be convertible or exchangeable into or for Qualified Equity Interests (or into or for any combination of cash and Qualified Equity Interests by reference to the price of such Qualified Equity Interests) nor any Permitted Warrant Transactions, in each case, shall constitute Equity Interests of the Company or any of its Subsidiaries prior to settlement, conversion, exchange or exercise thereof into or for securities that would otherwise constitute Equity Interests under this definition.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)           all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)           net obligations of such Person under any Swap Contract;

(d)           all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)           indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)           capital leases and Synthetic Lease Obligations;

(g)           all obligations of such Person in respect of Disqualified Equity Interests; and

(h)           all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. The amount of obligations in respect of any Disqualified Equity Interests shall be valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends that are past due. Notwithstanding the foregoing, (i) no Permitted Bond Hedge Transaction shall constitute Indebtedness of the Company or any Subsidiary and (ii) no obligations of the Company under any Permitted Warrant Transaction shall constitute Indebtedness so long as the terms of such Permitted Warrant Transaction provide for “physical settlement” or “net share settlement” (or substantially equivalent terms) as the default “settlement method” (or substantially equivalent term) thereunder, except to the extent it is accounted for as a liability under GAAP. For purposes hereof, the amount of any Permitted Convertible Indebtedness shall be the aggregate stated principal amount thereof without giving effect to any obligation to pay cash or deliver shares with value in excess of such principal amount, and without giving effect to any integration thereof with any Permitted Bond Hedge Transaction pursuant to U.S. Treasury Regulation § 1.1275-6.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement, Secured Hedge Agreement or Secured Permitted Bilateral Letter of Credit, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the “Obligations” of a Subsidiary Guarantor shall exclude any Excluded Swap Obligations with respect to such Subsidiary Guarantor. For the avoidance of doubt, any obligation under any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction shall not constitute Obligations.

“Permitted Convertible Indebtedness” means unsecured Indebtedness of the Company (a) that is convertible into or exchangeable for shares of common stock of the Company (or other securities or property following a merger event, reclassification or other change of the common stock of the Company), cash or a combination thereof (such amount of cash and/or shares determined by reference to the price of the Company’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Company and (b) with respect to which (i) no portion of the principal of such Indebtedness shall have a stated maturity date, nor shall there be any requirement of any principal amortization, mandatory prepayment, put right or sinking fund obligation, prior to the date that is six months after the Maturity Date; provided that for purposes of determining whether Permitted Convertible Indebtedness meets the foregoing requirement, neither any settlement upon conversion of or exchange for such Permitted Convertible Indebtedness (whether in cash, stock or other property) (or the occurrence of any event or circumstance permitting such conversion or exchange), any required redemption or repurchase thereof upon a “fundamental change” (as customarily defined for such Permitted Convertible Indebtedness) nor any acceleration right upon an event of default shall disqualify such Permitted Convertible Indebtedness from satisfying such requirements notwithstanding a possible occurrence thereof prior to six months after the Maturity Date and (ii) such Indebtedness has no provisions limiting amendments to, or consents, waivers or other modifications with respect to, this Agreement or any other Loan Document; provided that such Indebtedness is permitted to be incurred under Section 7.03(j).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Company’s stockholders, partners or members (or the equivalent Person thereof). For the avoidance of doubt, the payment of interest or other amounts on (and including the settlement of any conversions of) any Permitted Convertible Indebtedness shall not constitute a “Restricted Payment”.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. Notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall be considered a Swap Contract.

“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. Notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall be considered a Swap Obligation.

(c)           Section 1.03(a) is amended by inserting the following sentence after the last sentence thereof:

For purposes of determining compliance with any covenant (including the computation of any financial covenant) herein, Permitted Convertible Indebtedness shall at all times prior to the repurchase, conversion (or exchange, as the case may be) or payment thereof be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares and/or cash deliverable upon conversion thereof (or exchange therefor, as the case may be).

(d)           Section 7.02 is amended by (i) deleting “and” at the end of clause (i) therein, (ii) re-lettering the existing clause (j) therein as clause (k) and (iii) inserting the following new clause (j) therein:

(j)            the purchase of any Permitted Bond Hedge Transaction, the sale of any Permitted Warrant Transaction and the performance by the Company or any Subsidiary of its obligations under any Permitted Bond Hedge Transaction and/or any Permitted Warrant Transaction; and

(e)           Section 7.05(f) is amended by adding “and” to the end thereof.

(f)           Section 7.06 is amended and restated in its entirety as follows:

7.06        Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)           each Subsidiary may make Restricted Payments to the Company or any wholly-owned Subsidiary and, in the case of any partially owned Subsidiary, ratable Restricted Payments to the holders of such Subsidiary’s Qualified Equity Interests;

(b)           the Company may declare and make dividend payments or other distributions payable solely in Qualified Equity Interests of the Company;

(c)           so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom and, after giving effect thereto (and any incurrence of Indebtedness in connection therewith), the Company and its Subsidiaries shall be in pro forma compliance with the financial covenants set forth in Section 7.11, such compliance to be determined on the basis of financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(a) or (b), the Company may make unlimited Permitted Share Repurchases;

(d)           the Company or any Subsidiary, as applicable, may make Permitted Equity Derivative Payments in connection with any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction, as applicable; and

(e)           so long as no Default shall have occurred and be continuing at the time thereof or would result therefrom and, after giving effect thereto (and any incurrence of Indebtedness in connection therewith), the Company and its Subsidiaries shall be in pro forma compliance with the financial covenants set forth in Section 7.11 (such compliance to be determined on the basis of financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(a) or (b); provided that with respect to the Consolidated Leverage Ratio covenant in Section 7.11(b), the Company may still demonstrate pro forma compliance to the extent the Consolidated Leverage Ratio does not exceed 3.75 to 1.00 if the Company is permitted to invoke an Elevated Ratio Period or if an Elevated Ratio Period is then in effect), the Company may declare and pay cash dividends and distributions to its stockholders.

(g)           Section 7.14 is amended and restated in its entirety as follows:

7.14        Payments of Subordinated Indebtedness or Permitted Convertible Indebtedness. Pay, prepay, redeem, purchase, defease or otherwise acquire or satisfy in any manner prior to the scheduled due date thereof any Subordinated Indebtedness or Permitted Convertible Indebtedness except that the Company or any Subsidiary may (a) convert or exchange any Permitted Convertible Indebtedness into or for cash, shares of Qualified Equity Interests of the Company (together with cash in lieu of fractional shares) or any combination thereof; provided that the aggregate amount of cash deliverable in connection with any such conversion or exchange shall not exceed the sum of (i) the principal amount of such Permitted Convertible Indebtedness so converted or exchanged, together with accrued and unpaid interest thereon, (ii) any payment of cash in lieu of fractional shares of the Company’s Qualified Equity Interests deliverable upon any such conversion or exchange, and (iii) the amount of any payments required to be made to the Company or any of its Subsidiaries upon the exercise, settlement, termination or unwind of any related Permitted Bond Hedge Transaction substantially concurrently with, or a commercially reasonable period of time before or after, the settlement date for the exchange or conversion of such relevant Permitted Convertible Indebtedness, (b) repurchase Permitted Convertible Indebtedness upon a “fundamental change” (as customarily defined for such Permitted Convertible Indebtedness), (c) repurchase Permitted Convertible Indebtedness (or make additional payments upon conversion or exchange of Permitted Convertible Indebtedness) so long as no Default shall have occurred and be continuing at the time of such repurchase or payment or would result therefrom and, after giving effect thereto (and any incurrence of Indebtedness in connection therewith), the Company and its Subsidiaries shall be in pro forma compliance with the financial covenants set forth in Section 7.11 (such compliance to be determined on the basis of financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(a) or (b)); provided that with respect to the Consolidated Leverage Ratio covenant in Section 7.11(b), the Company may still demonstrate pro forma compliance to the extent the Consolidated Leverage Ratio does not exceed 3.75 to 1.00 if the Company is permitted to invoke an Elevated Ratio Period or if an Elevated Ratio Period is then in effect, and (d) repurchase Permitted Convertible Indebtedness in exchange for, or from the proceeds of, new Permitted Convertible Indebtedness, or, in the case of Subordinated Indebtedness make any payment on or in respect thereof (other than scheduled payments of interest made in the form of additional Subordinated Indebtedness or common stock).

(h)           Section 8.01(e) is amended and restated in its entirety as follows:

(e)           Cross-Default. (i) The Company or any Subsidiary (other than an Excluded Subsidiary) (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs (other than any redemption, repurchase, exchange, conversion or settlement with respect to any Permitted Convertible Indebtedness (or the occurrence of an event or condition that allows for, or requires, settlement of any Permitted Bond Hedge Transaction or Permitted Warrant Transaction before the expiration date thereof) or satisfaction of any condition giving rise to or permitting the foregoing in accordance with the terms thereof, unless such redemption, repurchase, exchange, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary (other than an Excluded Subsidiary) is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary (other than an Excluded Subsidiary) is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount; provided that, for the avoidance of doubt, this clause (ii) shall not apply to any early payment requirement or unwinding or termination with respect to any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction, or satisfaction of any condition giving rise to or permitting the foregoing, in accordance with the terms thereof; or (iii) there occurs any default in the payment when due, or in the performance or observance of, any material obligation or, or material condition agreed to by, the Company or any Subsidiary (other than an Excluded Subsidiary) with respect to any purchase or lease of goods or services exceeding the Threshold Amount (except only to the extent that the existence of any such default is being contested by the Company or such Subsidiary in good faith and by appropriate proceedings and appropriate reserves have been made with respect to such default); or

The amendments to the Existing Credit Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Loan Documents are intended to be affected hereby.

2.             Conditions Precedent. The effectiveness of this Amendment and the amendments contemplated hereby are subject to the satisfaction of the following conditions precedent:

(a)           Documentation. The Administrative Agent shall have received a counterpart of this Amendment, duly executed and delivered by the Borrowers, the Subsidiary Guarantors, and the Required Lenders.

(b)           Legal Fees and Expenses. Unless waived by the Administrative Agent, the Company shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least two (2) Business Days prior to the date hereof, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

3.             Representations and Warranties.

(a)           In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(i)           The representations and warranties of the Borrowers and the other Loan Parties contained in Article V of the Credit Agreement and in each other Loan Document are true and correct in all material respects (or in all respects if any such representation and warranty is already qualified by materiality) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or in all respects if any such representation and warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Amendment, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively.

(ii)           Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(iii)          No Default has occurred and is continuing or will exist after giving effect to this Amendment.

(b)           In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Borrower and each Subsidiary Guarantor represents and warrants to the Administrative Agent and the Lenders that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation.

4.             Miscellaneous.

(a)           Ratification and Confirmation of Loan Documents. Each Borrower and each Subsidiary Guarantor hereby consents, acknowledges and agrees to the amendments and each of the other agreements set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including without limitation, with respect to each Subsidiary Guarantor, the continuation of its payment and performance obligations under the Subsidiary Guaranty to which it is a party and, with respect to each Borrower and each Subsidiary Guarantor, the continuation and extension of the liens granted under the Security Instruments to which it is a party to secure the Secured Obligations), in each case upon and after the effectiveness of the amendments and other agreements contemplated hereby.

(b)          Fees and Expenses. The Company shall pay on demand all reasonable out of pocket costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent.

(c)           Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d)           Governing Law; Jurisdiction; Waiver of Jury Trial; Etc. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, and shall be further subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement.

(e)           Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission (including .pdf file) shall be effective as delivery of a manually executed counterpart hereof.

(f)            Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise except in writing in accordance with Section 10.01 of the Credit Agreement.

(g)           Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

(h)           Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (subject to Section 10.06 of the Credit Agreement).

[Remainder of page intentionally left blank; signature pages follow]

The following parties have caused this Amendment to be executed as of the date first written above.

BORROWERS:

TETRA TECH, INC.

By:	/s/ Steven M. Burdick
Name:	Steven M. Burdick
Title:	Chief Financial Officer

TETRA TECH CANADA HOLDING CORPORATION

By:	/s/ Steven M. Burdick
Name:	Steven M. Burdick
Title:	Chief Financial Officer

Tetra Tech UK Holdings Limited

By:	/s/ Richard A. Lemmon
Name:	Richard A. Lemmon
Title:	Director

Tetra Tech Coffey PTY LTD

By:	/s/ Richard A. Lemmon
Name:	Richard A. Lemmon
Title:	Director

Amendment No. 2 to Third Amended and Restated Credit Agreement
Signature Page

SUBSIDIARY GUARANTORS:

ADVANCED MANAGEMENT TECHNOLOGY, INC.
ARD, INC.
ARDAMAN & ASSOCIATES, INC.
COSENTINI ASSOCIATES, INC.
GLUMAC
MANAGEMENT SYSTEMS INTERNATIONAL, INC.
PRO-TELLIGENT, LLC
TETRA TECH BAS, INC.
TETRA TECH CONSTRUCTION, INC.
TETRA TECH EC, INC.
TETRA TECH ES, INC.
TETRA TECH TESORO, INC.
TETRA TECH EXECUTIVE SERVICES, INC.
TETRA TECH HOLDING LLC

By:	/s/ Steven M. Burdick
Name: Steven M. Burdick
Title: Chief Financial Officer

AMERICAN ENVIRONMENTAL GROUP, LTD.

By:	/s/ Richard A. Lemmon
Name: Richard A. Lemmon
Title: Vice President and Assistant Secretary

INDUS CORPORATION

By:	/s/ Steven M. Burdick
Name: Steven M. Burdick
Title: Assistant Treasurer

ROONEY ENGINEERING, INC.

By:	/s/ William R. Brownlie
Name: William R. Brownlie
Title: Vice President, Secretary and Treasurer

Amendment No. 2 to Third Amended and Restated Credit Agreement
Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Angela Larkin
Name:	Angela Larkin
Title:	Vice President

Amendment No. 2 to Third Amended and Restated Credit Agreement
Signature Page

LENDERS:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Mukesh Singh
Name:	Mukesh Singh
Title:	Director

Amendment No. 2 to Third Amended and Restated Credit Agreement

Signature Page

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Jonathan Berns
Name: Jonathan Berns
Title: Director

Amendment No. 2 to Third Amended and Restated Credit Agreement

Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ John S. Leiter
Name: John S. Leiter
Title: SVP, Market Head for Arizona | Corporate Banking

Amendment No. 2 to Third Amended and Restated Credit Agreement

Signature Page

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Catherine Jones
Name: Catherine Jones
Title: Managing Director

Amendment No. 2 to Third Amended and Restated Credit Agreement

Signature Page

BNP PARIBAS, as a Lender

By:	/s/ Rick Pace
Name: Rick Pace
Title: Managing Director

By:	/s/ Kyle Fitzpatrick
Name: Kyle Fitzpatrick
Title: Director

Amendment No. 2 to Third Amended and Restated Credit Agreement

Signature Page